EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Restatement of Annual Report of Medical Alarm Concepts Holding, Inc. (the “Company”), on Form 10-K/A for the year ended June 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), Ronnie Adams, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

1.    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:     April 10, 2015

By:	/s/ Ronnie Adams
Ronnie Adams
Principal Executive Officer and Principal Financial and Accounting Officer